EXHIBIT 10.6

No. 1 Date: November 1, 2011	US$1,067,122

GREENHOUSE HOLDINGS, INC.
DEMAND CONVERTIBLE NOTE

FOR VALUE RECEIVED, the undersigned, Greenhouse Holdings, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Isaac Blech, an individual, or his assigns (the “Holder”), the principal amount of One Million, Sixty-Seven Thousand, One Hundred and Twenty-Two Dollars (US$1,067,122), on demand, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.

Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 14 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 14.

1.   Definitions.  In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of November 1, 2011, by and among Isaac Blech, the Sellers identified therein and the Company (the “Purchase Agreement”), and (b) the following terms have the meanings indicated:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in New York City, New York are authorized or required by law or other governmental action to close.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company; (b) a replacement of more than 50% of the members of the Company’s board of directors that is not approved or nominated by those individuals who are members of management or the board of directors on the date hereof (or other directors previously approved by such individuals); (c) an amalgamation, merger or consolidation of the Company or a sale directly or indirectly of 50% or more of the assets of the Company, unless following such transaction or series of transactions, the holders of the Company’s securities prior to such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets; (d) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in the Company; (e) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company or any other transaction that would result in the Company no longer being a reporting company under the Exchange Act; or (f) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on an Eligible Market, the closing bid price per Common Share for such date (or the nearest preceding date) on the primary Eligible Market; or (b) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith jointly by the Holder and the Company, the cost of which shall be paid by the Company.

“Common Shares” means shares of common stock, par value $0.001 per share, of the Company and any securities into which they may be reclassified or for which they may be exchanged.

“Conversion Price” means US$0.30, subject to adjustment from time to time pursuant to Section 11.

“Eligible Market” means any of the NYSE AMEX, the New York Stock Exchange, the Nasdaq National Market, or the Nasdaq Capital Market.

“Floating Price Security” means Common Share Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Shares.

“Issue Date” means the date of the issuance of this Note.

“Trading Day” means (a) any day on which the Common Shares are listed or quoted, and traded on the Trading Market, or (b) if the Common Shares are not then listed or quoted, and traded on the Trading Market, then any Business Day.

“Trading Market” means any Eligible Market or any other national securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted.

“Underlying Shares” means the Common Shares issuable (a) upon conversion of this Note, and (b) as payment of principal and/or interest under this Note.

2.   Interest.

(a)   The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a rate of 5% per annum, compounded quarterly.  Interest shall be payable as the Holder may direct in a written notice to the Company stating the amount of such payment and a date for payment no sooner than five Trading Days after the date of such notice (each, an “Interest Payment Date”) in arrears (each payment, an “Interest Payment”), except if such date elected by the Holder is not a Business Day such interest shall be payable on the next succeeding Business Day.

(b)   At the Holder’s election, the Company shall pay each Interest Payment either (i) in cash, (ii) in Common Shares, or (iii) in any combination thereof.  The Holder may deliver written notice (an “Interest Payment Notice”) to the Company indicating the manner in which it elects to receive an Interest Payment at least five Trading Days prior to each Interest Payment Date, but the Holder may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised in a subsequent Interest Payment Notice.  Failure to timely provide such written notice before any Interest Payment Date shall be deemed an election by the Holder to be paid in cash in respect of the Interest Payment due on such Interest Payment Date..

(c)   In the event the Holder elects to be paid all or any portion of an Interest Payment in Common Shares, the number of Common Shares issuable in respect of such Interest Payment shall be calculated by dividing the portion of the Interest Payment the Holder has elected to receive in Common Shares by the Conversion Price.

3.   Principal.  The Company shall pay the principal balance of this Note to the Holder as the Holder may direct in a written notice to the Company stating the amount of such payment and a date for payment no sooner than five Trading Days after the date of such notice.

4.   Reservation of Underlying Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this Note (taking into account the adjustments set forth in Section 11), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder.  The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

5.   Registration of Notes.  The Company shall register this Note upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

6.   Registration of Transfers and Exchanges.  This Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein.  Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the Holder.  The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Note.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

7.   Conversion.  The Holder may apply all or any portion of the outstanding principal amount of this Note to acquire Common Shares at the applicable Conversion Price then in effect.  The Holder may apply all or a portion of the principal amount of this Note to acquire Common Shares pursuant to this paragraph at any time and from time to time after the Issue Date, by delivering to the Company a conversion notice (the “Conversion Notice”), in the form attached hereto, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”  The application of all or any portion of the principal amount of this Note to acquire Common Shares under this paragraph is referred to in this Note as a “conversion.”

8.   Mechanics of Conversion.

(a)   The number of Underlying Shares issuable upon any conversion of this Note hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on the portion of the principal amount of this Note to be converted through the Conversion Date, divided by the Conversion Price on the Conversion Date.

(b)   Upon any conversion of this Note, the Company shall promptly (but in no event later than three Trading Days after the date the Company receives the applicable Conversion Notice) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate for the Underlying Shares issuable upon such conversion.  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date.  The Company shall, upon request of the Holder, except to the extent prohibited by law or to the extent the Company cannot do so after using commercially reasonable efforts, deliver Underlying Shares hereunder electronically through the DTC or another established clearing corporation performing similar functions, and shall issue such Underlying Shares in the same manner as Common Shares in respect of Interest Payments are issued pursuant to Section 2(d) above.

(c)   If the Holder is converting less than all of the principal amount of this Note, the Company shall promptly deliver to the Holder a note identical in form to this Note indicating the principal amount (and accrued interest) which has not been converted.

(d)   The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

9.   Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or a Note in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

10.   Replacement Certificates.  If any certificate for Underlying Shares is mutilated, lost, stolen or destroyed, or the Holder fails to deliver such certificate as may otherwise be provided herein the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a replacement certificate, bearing the same legends, if any, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity.  Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

11.   Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 11.

(a)   Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding, (i) pays a dividend on its Common Shares or otherwise makes a distribution on any class of capital stock that is payable in Common Shares, (ii) subdivides outstanding Common Shares into a larger number of shares, or (iii) combines outstanding Common Shares into a smaller number of shares, then in each such case the applicable Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 11(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 11(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)   Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Shares covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash) (in each case, “Distributed Property”), then in each such case the applicable Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Conversion Price multiplied by a fraction the denominator of which shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date (the “Average Closing Price”) and the numerator of which shall be such Average Closing Price less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Share, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”).  In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such additional appraiser.  As an alternative to the foregoing adjustment to the applicable Conversion Price, at the request of the Holder delivered before the 60th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will hold the Distributed Property in escrow and deliver to the Holder, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date, within three Trading Days following conversion of this Note.

(c)   Fundamental Changes.  If, at any time while this Note is outstanding, (i) the Company effects any amalgamation, merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Shares covered by Section 11(a) above) (in any such case, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right only to receive for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one Common Share (the “Alternate Consideration”).  The aggregate Conversion Price will not be affected by any such Fundamental Change, but the Company shall apportion such aggregate Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it is entitled to receive upon any conversion of the Holder’s Note following such Fundamental Change.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Change shall issue to the Holder a Note consistent with the foregoing provisions and evidencing the Holders’ right to convert such Note only into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 11(c) and ensuring that the Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.

(d)   Subsequent Equity Sales.

(i)    If, at any time prior to the Maturity Date, the Company or any Subsidiary issues additional Common Shares or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for Common Shares or otherwise entitling any Person to acquire Common Shares (collectively, “Common Share Equivalents”) at a purchase price per Common Share (the “Effective Price”) less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Share Equivalents, (A) the maximum number of Common Shares potentially issuable at any time upon conversion, exercise or exchange of such Common Share Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Share Equivalents, (B) the Effective Price applicable to such Common Shares shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Share Equivalents and to convert, exercise or exchange them into Common Shares, divided by the Deemed Number, (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Shares upon conversion, exercise or exchange of such Common Share Equivalents, and (D) to the extent that any such Common Share Equivalents expire before fully converted, exercised or exchanged, the Exercise Price will be readjusted to reflect such expiration.

(ii)    If, at any time while this Note is outstanding, the Company directly or indirectly issues Common Share Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Shares (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Shares on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(e)   Calculations.  All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares.

(f)   Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

(g)   Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Shares, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Change, or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least seven Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

12.   Exchange upon Change of Control. As long any portion of this Note is outstanding prior to the consummation of any Change of Control following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Change of Control (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note (including, without limitation, having an interest rate and conversion price equal to the interest rate and the Conversion Price of this Note) and reasonably satisfactory to the Holder.  Prior to the consummation of any other Change of Control, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) such number of Common Shares immediately theretofore acquirable and receivable upon the conversion of this Note such shares of stock, securities or assets that would have been issued or payable in such Change of Control with respect to or in exchange for the number of Common Shares which would have been acquirable and receivable upon the conversion of this Note as of the date of such Change of Control (without taking into account any limitations or restrictions on the convertibility of the Notes).

13.   No Fractional Shares.  The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note.  If any fraction of an Underlying Share would, except for the provisions of this Section 13, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

14.   Notices.  Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 14.

15.   Miscellaneous.

(a)   This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Subject to the restrictions on transfer set forth herein, this Note may be assigned by the Holder.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)   Subject to Section 15(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

(c)   No waiver or delay on the part of the Holder in exercise of any right or privilege hereunder shall operate as a waiver thereof unless made in writing and signed by the Holder.  No written waiver shall preclude the further exercise by the Holder of any right or privilege hereunder.

(d)   Governing Law; Venue; Waiver Of Jury Trial.  all questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the state of new york, without regard to the principles of conflicts of law thereof which would result in the application of the laws of any other jurisdiction.  each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  the company hereby waives all rights to a trial by jury.

(e)   The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(f)   In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(g)   In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price (if not otherwise adjusted) shall be amended to appropriately account for such event.

(h)   This Note, together with the Purchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the Holder.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  The restrictions set forth in Sections 15(a) and (b) hereof may not be amended or waived.

(i)   The Company will not, by amendment of its Certificate of Incorporation or By-Laws or other organizational document, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against impairment or dilution.

(j)   The Holder shall have no rights as a holder of Common Shares as a result of being a holder of this Note, except as required by law or rights expressly provided in this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GREENHOUSE HOLDINGS, INC.

By:	/s/
Name:
Title:

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert the Note)

The undersigned hereby elects to convert the specified principal amount of Convertible Notes (the “Notes”) into shares of common stock (the “Common Shares”), of Greenhouse Holdings, Inc., a Nevada corporation (the “Company”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal amount of Notes owned prior to conversion

Principal amount of Notes to be converted (including accrued but unpaid interest thereon)

Number of Common Shares to be Issued

Applicable Conversion Price

Principal amount of Notes owned subsequent to Conversion

Name of Holder

By
Name:
Title: